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                                                        EXHIBIT (a)(6)
  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e. 00-0000000. The table below will help determine the number to give the payer.

===================================================================================================================================
                                   GIVE THE                                                           GIVE THE
                                   SOCIAL SECURITY                                                    SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT           NUMBER OF --                    FOR THIS TYPE OF ACCOUNT           NUMBER OF --
===================================================================================================================================
 1. An individual's account        The individual                  9. A valid trust, estate, or       The legal entity (do not
                                                                      pension trust                   furnish the identifying
 2. Two or more individuals        The actual owner of the                                            number of the personal
    (joint account)                account or, if combined                                            representative or trustee
                                   funds, any one of the                                              unless the legal entity
                                   individuals(2)                                                     itself is not designated
                                                                                                      in the account title)(1)
 3. Husband and wife               The actual owner of the        10. Corporate account
    (joint account)                account or, if joint                                               The corporation
                                   funds, either person(2)        11. Religious, charitable, or
                                                                      educational organization        The organization
 4. Custodian account of           The minor(3)                       account
    a minor (Uniform Gift
    to Minors Act)                                                12. Partnership account held        The partnership
                                                                      in the name of the
 5. Adult and minor                The adult or, if the minor         business
    (joint account)                is the only contributor,
                                   the minor(1)                   13. Association, club, or other     The organization
                                                                      tax-exempt organization
 6. Account in the name            The ward, minor, or
    of guardian or                 incompetent person(4)          14. A broker or registered          The broker or nominee
    committee for a                                                   nominee
    designated ward,
    minor, or                                                     15. Account with the Depart-        The public entity
    incompetent person                                                ment of Agriculture in the
                                                                      name of a public entity
 7. a. The usual                   The grantor-trustee(1)             (such as a State or local
       revocable savings                                              government, school dis-
       trust account                                                  trict, or prison) that re-
       (grantor is also                                               ceives agricultural
       trustee)                                                       program payments

    b. So-called trust             The actual owner(1)
       account that is
       not a legal or
       valid trust under
       State law

 8. Sole proprietorship            The owner(5)
    account

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(1) List first and circle the name of the legal trust, estate, or pension trust.
(2) List first and circle the name of the person whose number you furnish.
(3) Circle the minor's name and furnish the minor's social security number.
(4) Circle the ward, minor's or incompetent person's name and furnish such person's social security number.
(5) Show the name of the owner.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you don't have a TIN or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for Social Security Number Card or Form SS-4, Application for Employer Identification Number at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
-   A corporation.
-   A financial institution.
- An organization exempt from tax under Section 501(A) or an individual retirement plan.
-   The United States or any agency or instrumentality thereof.
- A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
-   An international organization or any agency or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
-   A real estate investment trust.
-   A common trust fund operated by a bank under Section 584(a).
-   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
-   An entity registered at all times under the Investment Company Act of 1940.
-   A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
-   Payments to nonresident aliens subject to withholding under Section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
-   Payments of interest on obligations issued by individuals.
    Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt interest dividends under section 852).
-   Payments described in section 6049(b)(5) to nonresident aliens.
-   Payments on tax-free covenant bonds under section 1451.
-   Payments made by certain foreign organizations.
-   Payments made to a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS--If you fail to properly include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.